Exhibit 99.1

Listed on the New York Stock Exchange (CLP)     NEWS RELEASE

Colonial Properties Trust Reports Results for Fourth Quarter 2012

BIRMINGHAM, Ala. - January 24, 2013 - Colonial Properties Trust (NYSE: CLP) announced its results for the quarter and year ended December 31, 2012.

For the fourth quarter 2012, the company reported net income available to common shareholders (EPS) of $16.0 million, or $0.18 per diluted share, compared with net income available to common shareholders of $9.1 million, or $0.10 per diluted share, for the same period in 2011. The increase compared with the prior-year period is primarily attributable to $22.7 million of gains recognized from the sale of four multifamily apartment communities and one commercial asset during the fourth quarter 2012 and an increase in multifamily same-property net operating income (NOI) in 2012 as a result of improving rental rates, partially offset by certain one-time charges totaling $14.2 million, as further discussed below under Other Charges.

For the year ended December 31, 2012, the company reported net income available to common shareholders of $19.9 million, or $0.22 per diluted share, compared with net income available to common shareholders of $3.4 million, or $0.04 per diluted share, for 2011. The increase compared with the prior-year is primarily attributable to an increase in multifamily same-property NOI in 2012 as a result of improving rental rates, income derived from multifamily apartment communities acquired during 2011 and 2012, and a $21.9 million gain recognized from the company's disposition of its ownership interest in the DRA/CLP office joint venture, partially offset by certain one-time charges totaling $14.2 million, as further discussed below under Other Charges.

Funds from Operations Available to Common Shareholders and Unitholders (FFO), a widely accepted measure of REIT performance, for the fourth quarter 2012 was $18.1 million, or $0.19 per diluted share, compared with $26.4 million, or $0.28 per diluted share, for the same period in 2011. FFO for the year ended December 31, 2012 totaled $105.1 million, or $1.11 per diluted share, compared with $104.7 million, or $1.15 per diluted share, for the same period in 2011. The results were primarily influenced by an increase in company's multifamily same-property NOI as a result of improving rental rates and income from multifamily apartment communities acquired in 2011 and 2012, partially offset by the Other Charges discussed below.

A reconciliation of net income/loss available to common shareholders to FFO, and a reconciliation of NOI to income/loss from continuing operations, as well as definitions and statements of purpose are included in the financial tables accompanying this press release.

Thomas H. Lowder, Chairman and Chief Executive Officer, noted, “Our core multifamily operating fundamentals continue to perform well. Solid occupancy and leasing, combined with expense controls, led to our best year-over-year same-property NOI growth rate in our company's history. The asset recycling transactions we completed in the fourth quarter improved the growth profile of the company. We intend to capitalize on this stronger portfolio, as well as our multifamily development pipeline to create additional value for our shareholders in 2013.”

Highlights for the Fourth Quarter 2012

•	Multifamily same-property NOI increased 6.7 percent compared with fourth quarter 2011

•	Ended the quarter with multifamily same-property physical occupancy of 95.8 percent

•	Multifamily same-property revenue increased 5.3 percent compared with fourth quarter 2011

•	Sold four apartment communities totaling 1,380 units for $95.4 million

•	Acquired three apartment communities totaling 948 units in separate transactions for $105.3 million

•
Sold Colonial Promenade Alabaster retail center for $37.4 million in cash, and the remaining 10 percent interest in a nine-office, 1.7 million square foot portfolio in Huntsville, Alabama for total consideration of $19.4 million

•	Subsequent to quarter end, sold our remaining 10 percent ownership interest in Colonial Promenade at Hoover for total consideration of $2.0 million

Multifamily Operating Performance

Multifamily NOI for the fourth quarter 2012 increased 6.7 percent compared with the fourth quarter 2011 for the 28,943 apartment homes included in the consolidated same-property results. Multifamily same-property revenues increased 5.3 percent and expenses increased 3.3 percent compared with the fourth quarter 2011. The increase in revenues was primarily due to an improvement in renewal lease rates and an 80 basis point increase in financial occupancy as compared to the fourth quarter 2011. The increase in expenses is primarily due to an increase in property taxes, utilities and repairs and maintenance expenses. Same-property physical occupancy as of December 31, 2012, was 95.8 percent, compared with 95.9 percent at December 31, 2011.

Multifamily NOI for 2012 increased 7.6 percent compared with 2011, with multifamily same-property revenues increasing 5.4 percent and expenses increasing 2.3 percent. The increase in revenues was primarily due to an improvement in both new and renewal lease rates and a consistently high occupancy level. For the year, the increase in expenses is primarily due to an increase in real estate taxes and payroll costs.

Sequentially, multifamily same-property NOI for the fourth quarter 2012 increased 3.9 percent compared with the third quarter 2012, with revenues increasing 0.7 percent and expenses decreasing 4.1 percent compared with the prior quarter. The decrease in expenses is primarily due to seasonal decreases in utilities and repair and maintenance expenses in the fourth quarter 2012 compared with the third quarter 2012.

Development Activity

During the quarter, the company completed construction of Colonial Grand at Lake Mary (Phase I), a $26.7 million multifamily development with 232 units in Orlando, Florida. As of December 31, 2012, the property was 94.0 percent occupied.

Construction continued during the quarter on five wholly-owned apartment communities: Colonial Grand at Double Creek, a $31.7 million development with 296 units in Austin, Texas; Colonial Grand at Lake Mary (Phase II), a $13.9 million development with 108 units in Orlando, Florida; Colonial Reserve at South End, a $59.3 million development with 353 units in Charlotte, North Carolina; Colonial Grand at Randal Lakes, a $57.0 million development with 462 units in Orlando, Florida; and Colonial Grand at Ayrsley (Phase II), a $9.1 million development with 81 units in Charlotte, North Carolina.

Acquisitions

In October 2012, the company purchased the 370-unit Colonial Grand at Research Park, a Class A garden style multifamily apartment community in Raleigh/Durham, North Carolina, for a total purchase price of $38.0 million of which $21.3 million was used to repay existing property-specific debt. The company previously had a 20 percent ownership interest in the property.

In December 2012, the company purchased two apartment communities with an average age of seven years for a total purchase price of $67.3 million. The following properties were acquired: the 306-unit Colonial Reserve at Las Colinas in Dallas, Texas, and the 272-unit Colonial Grand at Canyon Ranch in Austin, Texas.

Dispositions

In October 2012, the company sold the 612,000-square-foot retail center Colonial Promenade Alabaster located in Birmingham, Alabama, for $37.4 million.

In December 2012, the company sold four apartment communities with an average age of 31 years for total proceeds of $95.4 million. The following properties were sold: the 425-unit Autumn Hill in Charlottesville, Virginia; the 229-unit Colonial Village at Canyon Hills in Austin, Texas; the 250-unit Colonial Village at Highland Hills in Raleigh, North Carolina; and the 476-unit Heatherwood in Charlotte, North Carolina.

In December 2012, the company sold its remaining 10 percent ownership interest in the Bluerock office portfolio, which consisted of nine office assets located in Huntsville, Alabama comprising 1.7 million square feet of leasable space. The company received $2.0 million in cash and no longer has responsibility for $10.7 million of associated mortgage debt and $7.9 million of other liabilities, which represented the company's pro-rata share of such debt and liabilities.

In January 2013, the company sold its remaining 10 percent ownership interest in the 388,000-square-foot retail center Colonial Promenade at Hoover in Birmingham, Alabama. The company received $0.5 million in cash and no longer has responsibility for $1.5 million of associated mortgage debt, which represented the company's pro-rata share of such debt.

Other Charges

In the fourth quarter 2012, the company recorded charges of $8.2 million related to a proposed settlement with respect to the previously disclosed UCO litigation. The charges are comprised of an increase in the loss contingency accrual of $4.9 million and $3.3 million non-cash impairment charge on certain for-sale residential lots. The loss contingency accrual and impairment are reflected in Impairment and Other Losses on the company's consolidated statement of operations.

The company also recorded an adjustment to a previously recognized gain on sale of property of approximately $4.2 million in the fourth quarter 2012 related to required infrastructure repairs on a retail asset that was originally developed by the company and sold in the fourth quarter of 2007. The company recognized a pre-tax gain of approximately $12.8 million when the property was originally sold in 2007. The company is evaluating its options with respect to, among other things, recovery of some or all of the costs associated with the repairs from the general contractor responsible for the infrastructure and site work.

Additionally, $1.8 million of restructuring charges were recorded in the fourth quarter 2012, related to severance costs associated with the departure of the company's President and Chief Financial Officer, as well as departures of other management personnel as a result of additional simplification of the company's operations.

Quarterly Dividend on Common Shares

On January 23, 2013, the Board of Trustees voted to increase the quarterly cash dividend on common shares for the first quarter 2013 by 16.7 percent to $0.21 per common share. The dividend is payable February 11, 2013, to shareholders of record as of February 4, 2013, representing an ex-dividend date of January 31, 2013.

2013 EPS and FFO per Share Guidance

The company's guidance range for the full-year 2013 for EPS and FFO per share, with certain assumptions and the timing of certain transactions, is set forth and reconciled below:

	Full-Year 2013 Range
	Low	-	High

Diluted EPS	$0.29	-	$0.45
Plus: Real Estate Depreciation & Amortization	1.35	-	1.35
Less: Gain on Sale of Operating Properties	(0.30)	-	(0.40)
Total Diluted FFO per share	$1.34	-	$1.40

Following are the assumptions reflected in the company's full-year 2013 guidance:

•	Multifamily same-property net operating income: growth of 4.00 to 6.00 percent.

◦	Revenue: Increase of 4.25 to 5.25 percent

◦	Expense: Increase of 4.00 to 5.00 percent

•	Development spending of $125 million to $150 million.

•	Acquisitions of $150 million to $175 million.

•	Dispositions of $275 million to $325 million.

•	Corporate G&A expenses of $18 million to $19 million.

The company's guidance range reflects the existence of volatile economic conditions, and is based on a number of assumptions, many of which are outside the company's control and all of which are subject to change. The company's guidance may change if actual results vary from these assumptions.

For additional details regarding the company's disposition and investment activities, see the company's Supplemental Financial Highlights available on the company's website at www.colonialprop.com.

Conference Call and Supplemental Materials

The company will hold its quarterly conference call Thursday, January 24, 2013, at 1:00 p.m. Central Time. The call will include a review of the company's fourth quarter performance, 2013 guidance and a discussion of the company's strategy and expectations for the future.

To participate, please dial 1-800-908-8370. As with previous calls, a replay will be available for seven days by dialing 1-800-633-8284; the conference ID is 21629708. Access to the live call and a replay will also be available through the company's website at www.colonialprop.com under “Investors: Press Releases: Event Calendar.”

Colonial Properties Trust produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the company's overall financial position. For a copy of Colonial Properties' detailed Supplemental Financial Highlights, please visit the company's website at www.colonialprop.com under the “Investors: Financial Information and Filings: Quarterly Supplemental Information” tab, or contact Jerry Brewer in Investor Relations at 1-800-645-3917.

Colonial Properties Trust is a real estate investment trust (REIT) that creates value for its shareholders through a multifamily portfolio and the management and development of select commercial assets in the Sunbelt region of the United States. As of December 31, 2012, the company owned, had partial ownership in or managed 34,497 apartment units and 2.5 million square feet of commercial space. Headquartered in Birmingham, Alabama, Colonial Properties is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, please visit the company's website at www.colonialprop.com.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO and NOI. The definitions of these non-GAAP financial measures are summarized below. The company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.

Funds from Operations - FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before non-controlling interest (determined in accordance with GAAP), excluding gains (losses) from sales of depreciated property and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized measure in the company's industry and is presented to assist investors in analyzing the company's performance. The company believes that FFO is useful to investors because it provides an additional indicator of the company's financial and operating performance. This is because, by excluding the effect of real estate depreciation and amortization, gains (or losses) from sales of properties and impairment write-downs of depreciable real estate (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the company's industry.

The company believes that the line on its consolidated statements of income entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, is fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. In addition to company management evaluating the operating performance of its reportable segments based on FFO results, management uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.

Property Net Operating Income - The company uses property NOI, including same-property NOI, as an operating measure. NOI is defined as total property revenues, including unconsolidated partnerships and joint ventures, less total property operating expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance and advertising). The company believes that in order to facilitate a clear understanding of its operating results, NOI should be examined in conjunction with (loss) income from continuing operations as presented in the company's consolidated financial statements. The company also believes that NOI is an important supplemental measure of operating performance for a REIT's operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses. This measure is particularly useful, in the opinion of the company, in evaluating the performance of geographic operations, same-property groupings and individual properties. Additionally, the company believes that NOI is a widely accepted measure of comparative operating performance in the real estate investment community. The company believes that the line on its consolidated statements of income entitled "(loss) income from continuing operations" is the most directly comparable GAAP measure to NOI. In addition to company management evaluating the operating performance of its reportable segments based on NOI results, management uses NOI, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.

The company's method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO and NOI should not be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity, nor is it indicative of sufficient cash flow to fund all of the company's needs, including the company's ability to make distributions.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings are, by definition, and certain other statements in this press release, including statements regarding future dispositions and developments, development costs, operating performance outlook, the outcome of litigation, and other business fundamentals, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company's actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, changes in national, regional and local economic conditions, which may be negatively impacted by concerns about inflation, deflation, government deficits (including the European sovereign debt crisis), high unemployment rates, decreased consumer confidence and liquidity concerns, particularly in markets in which we have a high concentration of properties; exposure, as a multifamily REIT, to risks inherent in investments in a single industry; ability to obtain financing on favorable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate disposition and the resulting gains/losses associated with such dispositions; legislative or regulatory decisions; the company's ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.

Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.

The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company's Annual Report on Form 10-K for the year ended December 31, 2011, as may be updated or supplemented in the company's Form 10-Q filings, which discuss these and other factors that could adversely affect the company's results.

CONTACT:     Colonial Properties Trust
Jerry A. Brewer, Executive Vice President, Finance, 1-800-645-3917

COLONIAL PROPERTIES TRUST
Financial Statements
Fourth Quarter 2012

BALANCE SHEET
($ in 000s)	As of	As of
	12/31/2012	12/31/2011
ASSETS
Real Estate Assets
Operating Properties	$3,489,324	$3,445,455
Undeveloped Land & Construction in Progress	296,153	306,826
Total Real Estate, before Depreciation	3,785,477	3,752,281

Less: Accumulated Depreciation	(804,964)	(731,894)
Real Estate Assets Held for Sale, net	93,450	10,543

Net Real Estate Assets	3,073,963	3,030,930

Cash and Equivalents	11,674	6,452
Restricted Cash	38,128	43,489
Accounts Receivable, net	23,977	26,762
Notes Receivable	42,399	43,787
Prepaid Expenses	19,460	19,912
Deferred Debt and Lease Costs	23,938	22,408
Investment in Unconsolidated Subsidiaries	7,777	12,303
Other Assets	44,892	52,562
Total Assets	$3,286,208	$3,258,605

LIABILITIES
Unsecured Credit Facility	$188,631	$184,000
Notes and Mortgages Payable	1,643,361	1,575,727
Total Debt	1,831,992	1,759,727
Accounts Payable	53,545	50,266
Accrued Interest	10,209	11,923
Accrued Expenses	28,952	15,731
Investment in Unconsolidated Subsidiaries	—	31,577
Other Liabilities	36,751	25,208
Total Liabilities	1,961,449	1,894,432

Redeemable Common Units	162,150	159,582

EQUITY
Limited Partner's Noncontrolling Interest	695	728

Cumulative Earnings	1,287,863	1,267,958
Cumulative Distributions	(1,926,167)	(1,862,838)
Common Equity, including Additional Paid-in Capital	1,975,393	1,965,812
Treasury Shares, at Cost	(150,163)	(150,163)
Accumulated Other Comprehensive Loss	(25,012)	(16,906)
Total Equity, including Noncontrolling Interest	1,162,609	1,204,591

Total Liabilities and Equity	$3,286,208	$3,258,605

SHARES & UNITS OUTSTANDING, END OF PERIOD
(shares and units in 000s)	As of	As of
	12/31/2012	12/31/2011
Basic
Shares	88,212	87,474
Operating Partnership Units (OP Units)	7,153	7,169
Total Shares & OP Units	95,365	94,643

COLONIAL PROPERTIES TRUST
Financial Statements
Fourth Quarter 2012

CONSOLIDATED STATEMENTS OF OPERATIONS
($ in 000s, except per share data)	Three Months Ended		Twelve Months Ended
	12/31/2012	12/31/2011	12/31/2012	12/31/2011
Revenues
Minimum Rent	$83,061	$75,964	$320,489	$287,667
Tenant Recoveries	2,252	2,430	9,574	9,329
Other Property Related Revenue	16,076	12,829	57,769	48,346
Other Non-Property Related Revenue	1,622	2,097	5,712	8,047
Total Revenues	103,011	93,320	393,544	353,389
Operating Expenses
Operating Expenses:
Property Operating Expense	27,766	24,950	107,657	98,108
Taxes, Licenses and Insurance	11,740	10,410	44,413	40,039
Total Property Operating Expenses	39,506	35,360	152,070	138,147
Property Management Expense	3,773	2,187	12,858	9,185
General and Administrative Expense	5,507	4,844	22,615	20,439
Management Fees and Other Expenses	1,092	2,386	6,298	8,067
Restructuring Charges	1,848	153	1,848	153
Investment and Development Expenses (1)	653	344	1,285	1,781
Depreciation	32,259	29,085	120,993	113,475
Amortization	1,425	1,804	6,122	7,446
Impairment and Other Losses (2)	8,621	3,392	13,313	5,736
Total Operating Expenses	94,684	79,555	337,402	304,429
Income from Operations	8,327	13,765	56,142	48,960

Other Income (Expense)
Interest Expense	(22,718)	(22,991)	(92,085)	(86,573)
Debt Cost Amortization	(1,412)	(1,252)	(5,697)	(4,767)
Interest Income	493	276	2,569	1,521
Income from Partially-Owned Investments	10,358	18,588	31,862	17,497
(Loss) Gain on Sale of Property (3)	(4,212)	96	(4,306)	115
Income Tax and Other	(218)	(132)	(907)	(872)
Total Other Income (Expense)	(17,709)	(5,415)	(68,564)	(73,079)
(Loss) Income from Continuing Operations	(9,382)	8,350	(12,422)	(24,119)

Discontinued Operations
Income from Discontinued Operations	3,900	1,121	11,258	6,565
Gain on Disposal of Discontinued Operations	22,743	58	22,729	23,733
Net Income from Discontinued Operations	26,643	1,179	33,987	30,298
Net Income	17,261	9,529	21,565	6,179

Noncontrolling Interest
Continuing Operations
Noncontrolling Interest of Limited Partners	(14)	(6)	(43)	(53)
Noncontrolling Interest in CRLP - Preferred	—	(867)	—	(3,586)
Noncontrolling Interest in CRLP - Common	705	(658)	938	2,094
Discontinued Operations
Noncontrolling Interest in CRLP - Common	(1,998)	(90)	(2,555)	(2,387)
Income Attributable to Noncontrolling Interest	(1,307)	(1,621)	(1,660)	(3,932)

Net Income Attributable to Parent Company	15,954	7,908	19,905	2,247

Preferred Unit Repurchase Gains	—	2,500	—	2,500
Preferred Share/Unit Issuance Costs	—	(1,319)	—	(1,319)
Net Income Available to Common Shareholders	$15,954	$9,089	$19,905	$3,428

________________________
Continued on following page

COLONIAL PROPERTIES TRUST
Financial Statements
Fourth Quarter 2012

CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
	Three Months Ended		Twelve Months Ended
	12/31/2012	12/31/2011	12/31/2012	12/31/2011

Income (Loss) per Share - Basic
Continuing Operations	$(0.10)	$0.09	$(0.14)	$(0.30)
Discontinued Operations	0.28	0.01	0.36	0.34
EPS - Basic	$0.18	$0.10	$0.22	$0.04

Income (Loss) per Share - Diluted
Continuing Operations	$(0.10)	$0.09	$(0.14)	$(0.30)
Discontinued Operations	0.28	0.01	0.36	0.34
EPS - Diluted	$0.18	$0.10	$0.22	$0.04

(1) Reflects costs incurred related to acquisitions and abandoned pursuits. These costs are volatile and therefore may vary between periods.
(2) For the three months ended December 31, 2012, the Company recorded a $4.9 million charge for a loss contingency related to certain litigation, a $3.3 million non-cash impairment charge related to for-sale residential land and a $0.4 million casualty loss due to property damage caused by a fire at one of the Company's multifamily apartment communities. In addition, during the twelve months ended December 31, 2012, the Company recorded a $0.9 million charge related to warranty claims on for-sale residential units previously sold, a $3.3 million non-cash impairment charge on one of the Company's commercial assets and a
$0.4 million non-cash impairment charge related to a joint venture investment consisting of undeveloped land. For the three months ended December 31, 2011, the Company recorded a $3.3 million charge for a loss contingency related to certain litigation. In addition to these charges, for the twelve months ended
December 31, 2011, the Company recorded a $1.5 million charge for a loss contingency related to certain litigation, $0.7 million in casualty losses as a result of property damage at eight multifamily apartment communities and $0.2 million in non-cash impairment charges related to various for-sale project and land outparcel transactions.
(3) Amounts presented in 2012 include $4.1 million of infrastructure costs for a commercial development previously sold. This liability was recorded as a reduction of gains previously recognized on the sale.

SHARES AND UNITS OUTSTANDING, WEIGHTED
(shares and units in 000s)	Three Months Ended		Twelve Months Ended
	12/31/2012	12/31/2011	12/31/2012	12/31/2011

Basic
Shares	87,454	86,769	87,251	84,142
Operating Partnership Units (OP Units)	7,153	7,191	7,159	7,247
Total Shares & OP Units	94,607	93,960	94,410	91,389

Dilutive Common Share Equivalents	—	241	—	—

Diluted (1)
Shares	87,454	87,010	87,251	84,142
Total Shares & OP Units	94,607	94,201	94,410	91,389

(1) For periods where the Company reported a net loss from continuing operations (after preferred dividends), the effect of dilutive shares has been excluded from per share computations as including such shares would be anti-dilutive.

COLONIAL PROPERTIES TRUST
Financial Statements
Fourth Quarter 2012

FUNDS FROM OPERATIONS (FFO) RECONCILIATION
($ in 000s, except per share data)	Three Months Ended		Twelve Months Ended
	12/31/2012	12/31/2011	12/31/2012	12/31/2011
Net Income Available to Common Shareholders	$15,954	$9,089	$19,905	$3,428
Noncontrolling Interest in CRLP (Operating Partnership Unitholders)	1,293	748	1,617	293
Total	17,247	9,837	21,522	3,721

Adjustments - Consolidated Properties
Depreciation - Real Estate	32,099	31,531	126,222	126,696
Amortization - Real Estate	1,466	2,047	6,613	8,306
Impairment on Depreciable Asset	—	—	3,251	—
Remove: (Gain) Loss on Sale of Property, net of Income Tax and Noncontrolling Interest	(18,530)	(154)	(18,423)	(23,849)
Include: Gain (Loss) on Sale of Undepreciated Property, net of Income Tax and
Noncontrolling Interest	(4,212)	96	(4,339)	102
Total Adjustments - Consolidated	10,823	33,520	113,324	111,255

Adjustments - Unconsolidated Properties
Depreciation - Real Estate	240	1,524	2,699	6,451
Amortization - Real Estate	59	459	843	2,822
Remove: (Gain) Loss on Sale of Property	(10,102)	(18,787)	(32,501)	(18,765)
Total Adjustments - Unconsolidated	(9,803)	(16,804)	(28,959)	(9,492)
Funds from Operations	$18,267	$26,553	$105,887	$105,484

Income Allocated to Participating Securities	(135)	(179)	(817)	(772)
Funds from Operations Available to Common Shareholders and Unitholders	$18,132	$26,374	$105,070	$104,712

FFO per Share
Basic	$0.19	$0.28	$1.11	$1.15
Diluted	$0.19	$0.28	$1.11	$1.15

FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before noncontrolling interest (determined in accordance with GAAP), excluding gains (losses) from sales of depreciated property and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the
Company's performance. The Company believes that FFO is useful to investors because it provides an additional indicator of the Company's financial and operating performance. This is because, by excluding the effect of real estate depreciation and amortization, gains (or losses) from sales of properties and impairment write-downs of depreciable real estate (all of which are based on historical costs which may be of limited relevance in evaluating current performance),
FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company's industry.

The Company's method of calculating FFO and Operating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor Operating FFO should be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity nor is it indicative of sufficient cash flow to fund all of our needs, including our ability to make distributions.

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s)

RECONCILIATION OF REVENUES
	Three Months Ended		Twelve Months Ended
	12/31/2012	12/31/2011	12/31/2012	12/31/2011
Divisional Total Revenues
Multifamily - Same Property	$79,277	$75,252	$310,859	$294,800
Multifamily - Non-Same Property (1)	17,060	10,249	56,771	41,247
Commercial	13,003	19,401	62,084	77,850
Total Divisional Revenues	109,340	104,902	429,714	413,897

Less: Unconsolidated Revenue - Multifamily	(291)	(459)	(1,731)	(2,336)
Less: Unconsolidated Revenue - Commercial	(1,148)	(6,129)	(11,500)	(26,046)
Discontinued Operations	(6,512)	(7,091)	(28,651)	(40,173)
Unallocated Corporate Revenue	1,622	2,097	5,712	8,047
Consolidated Revenue Adjusted - '11 Discontinued Operations (2)	103,011	93,320	393,544	353,389
Add: Additional Discontinued Operations Revenue, post filing (3)	—	7,048	—	27,921
Total Consolidated Revenue, per 10-Q/10-K (4)	$103,011	$100,368	$393,544	$381,310

RECONCILIATION OF EXPENSES
	Three Months Ended		Twelve Months Ended
	12/31/2012	12/31/2011	12/31/2012	12/31/2011
Divisional Total Expenses
Multifamily - Same Property	$30,470	$29,491	$121,990	$119,247
Multifamily - Non-Same Property (1)	7,811	5,080	25,704	20,756
Commercial	4,315	6,218	20,483	25,076
Total Divisional Expenses	42,596	40,789	168,177	165,079

Less: Unconsolidated Expenses - Multifamily	(135)	(211)	(807)	(1,153)
Less: Unconsolidated Expenses - Commercial	(340)	(2,147)	(4,160)	(8,728)
Discontinued Operations	(2,615)	(3,071)	(11,140)	(17,051)
Total Property Operating Expenses	39,506	35,360	152,070	138,147
Property Management Expense	3,773	2,187	12,858	9,185
General and Administrative Expense	5,507	4,844	22,615	20,439
Management Fees and Other Expenses	1,092	2,386	6,298	8,067
Restructuring Charges	1,848	153	1,848	153
Investment and Development Expenses (5)	653	344	1,285	1,781
Impairment and Other Losses	8,621	3,392	13,313	5,736
Depreciation	32,259	29,085	120,993	113,475
Amortization	1,425	1,804	6,122	7,446
Consolidated Expense Adjusted - '11 Discontinued Operations (2)	94,684	79,555	337,402	304,429
Add: Additional Discontinued Operations Expense, post filing (3)	—	5,316	—	21,376
Total Consolidated Expense, per 10-Q/10-K (4)	$94,684	$84,871	$337,402	$325,805

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Continued on following page

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s)

RECONCILIATION OF NOI
	Three Months Ended		Twelve Months Ended
	12/31/2012	12/31/2011	12/31/2012	12/31/2011
Divisional Total NOI
Multifamily - Same Property	$48,807	$45,761	$188,869	$175,553
Multifamily - Non-Same Property (1)	9,249	5,169	31,067	20,491
Commercial	8,688	13,183	41,601	52,774
Total Divisional NOI	$66,744	$64,113	$261,537	$248,818

Less: Unconsolidated NOI - Multifamily	(156)	(248)	(924)	(1,183)
Less: Unconsolidated NOI - Commercial	(808)	(3,982)	(7,340)	(17,318)
Discontinued Operations	(3,897)	(4,020)	(17,511)	(23,122)
Unallocated Corporate Revenue	1,622	2,097	5,712	8,047
Property Management Expense	(3,773)	(2,187)	(12,858)	(9,185)
General and Administrative Expense	(5,507)	(4,844)	(22,615)	(20,439)
Management Fees and Other Expenses	(1,092)	(2,386)	(6,298)	(8,067)
Restructuring Charges	(1,848)	(153)	(1,848)	(153)
Investment and Development Expenses (5)	(653)	(344)	(1,285)	(1,781)
Impairment and Other Losses	(8,621)	(3,392)	(13,313)	(5,736)
Depreciation	(32,259)	(29,085)	(120,993)	(113,475)
Amortization	(1,425)	(1,804)	(6,122)	(7,446)
Income from Operations	8,327	13,765	56,142	48,960
Total Other Income (Expense)	(17,709)	(5,415)	(68,564)	(73,079)
(Loss) Income from Continuing Operations (6)	(9,382)	8,350	(12,422)	(24,119)
Discontinued Operations	—	1,735	—	6,527
(Loss) Income from Continuing Operations, per 10-Q/10-K (4)	$(9,382)	$10,085	$(12,422)	$(17,592)

(1) Includes operations from for-sale portfolio.
(2) Reflects total consolidated revenue and total consolidated expense (as applicable), adjusted to reflect discontinued operations classifications made after filing of prior period financials.
(3) Adjustment to prior period financials to reflect discontinued operations classifications made after filing of prior period financials.
(4) For prior period, reflects total consolidated revenue, expense or income (loss) from continuing operations (as applicable) as presented in prior period financials (i.e., excluding adjustment for discontinued operations classifications made after filing of prior period financials).
(5) Reflects costs incurred related to acquisitions and abandoned pursuits. These costs are volatile and therefore may vary between periods.
(6) (Loss) Income from Continuing Operations before extraordinary items, noncontrolling interest and discontinued operations. Adjustments for additional discontinued operations have restated prior periods in accordance with ASC 205-20.